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                               AMENDMENT NO. 2
                                    TO THE
                         EDUTREK INTERNATIONAL, INC.
                             1997 INCENTIVE PLAN

WHEREAS, the Board of Directors of EduTrek International, Inc. (the "Company") has previously adopted, and the shareholders of the Company have approved, the EduTrek International, Inc. 1997 Incentive Plan (the "Plan") pursuant to which options to purchase stock of the Company and other awards may be granted to eligible directors and employees of the Company; and

WHEREAS, the Board of Directors of the Company deems it desirable to amend the Plan as provided herein to permit stock options awarded under the plan to vest immediately or in increments, as determined from time to time by the Board of Directors or the Committee administering the Plan;

NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:


                                      ARTICLE I

                                  AMENDMENT TO PLAN

1.1 Section 5 of the Plan, entitled "Incentive Stock Options", shall be amended by deleting the deleting subsection (c) thereof in its entirety and substituting therefor the following:

(c) EXERCISABILITY. Subject to paragraph (j) of this Section 5, Incentive Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the Committee at grant. If the Board or the Committee provides, in its discretion, that any Incentive Stock Option is exercisable only in installments, the Board or the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board or the Committee may determine in its sole discretion.


                                      ARTICLE II

                             EFFECTIVE DATE OF AMENDMENT

2.1 The amendment effected hereby shall be effective on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the shares of Common Stock of the Company entitled to vote thereon.